UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GALENFEHA, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	8711	46-2283393
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

2705 Brown Trail, Suite 100
Bedford, Texas 76021
1-800-280-2404 Toll Free | 1-817-945-6448 International
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

James W. Ketner
President/Chief Executive Officer
2705 Brown Trail, Suite 100
Bedford, Texas 76021
Telephone: (800) 280-2404
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Jackson L. Morris, Esq.
3116 W. North A Street
Tampa, Florida 33609-1544
Telephone: 813-874-8854
Facsimile: 800-310-1695
E-mail: jackson.morris@rule144solution.com

As soon as practicable after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

Calculation of Registration Fee

Title of Each Class of	Amount to	Proposed Maximum	Proposed Maximum
Securities to be	be Registered	Offering Price Per	Aggregate Offering	Amount of
Registered	(2)(3)	Share (4)	Price	Registration Fee (5)
Common Stock (1)	9,100,000 shares	$0.05	$455,000	$62.06

(1)	Par value $0.001 per share.

(2)	This Registration Statement covers the resale by our selling shareholders of up to 9,100,000 shares of common stock previously issued to such selling shareholders.

(3)

This Post-Effective Amendment No. 2 is filed solely for the purpose of restoring the number of shares registered in the Registration Statement as declared effective by the Commission pursuant to delegated authority on October 8, 2013 and “remove from registration” an additional 56,560,000 shares which the Registrant attempted to erroneously add post effectively to the amount registered.

(4)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(5)	Previously Paid.

            The registrant hereby amends this registration statement on such date or dates as may be necessary to delay the effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, State of Texas on September 29, 2014.

Galenfeha, Inc.

By: /s/ James Ketner
       James Ketner, Chief Executive Officer

             Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature and Name	Capacity in which signed	Date

/s/ LaNell Amour	Director	September 29, 2014
LaNell Amour

/s/ James Ketner	Director, Chief Executive Officer and Chief Financial Officer	September 29, 2014
James Ketner
(Principal executive officer and principal financial and accounting officer)

/s/ Lucien Marioneaux, Jr.	Director	September 29, 2014
Lucien Marioneaux, Jr.

/s/ Trey Moore	Director	September 29, 2014
Trey Moore

/s/ Richard Owston	Director	September 29, 2014
Richard Owston